Attachment I

Citigroup Holdings Company
One Rodney Square
Wilmington, Delaware  19899

Citicorp
399 Park Avenue
New York, New York  10043

By: /s/ Serena D. Moe                                Date: September 23, 2003
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**Signature of Reporting Person
Name:  Serena D. Moe
Title:  Assistant Secretary of each of
Citigroup Holdings Company and Citicorp


Citicorp Banking Corporation
399 Park Avenue
New York, New York  10043

By: /s/ Edward Salvitti                              Date: September 23, 2003
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**Signature of Reporting Person
Name:    Edward Salvitti
Title:   President


Court Square Capital Limited
399 Park Avenue
New York, New York  10043

By: /s/ Anthony Mirra                                Date: September 23, 2003
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**Signature of Reporting Person
Name:    Anthony Mirra
Title:   Vice President